Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166291 on Form S-3ASR and Registration Statement Nos. 333-178572, 333-155449 and 333-89154 on Form S-8 of our reports dated February 28, 2012, relating to the consolidated financial statements and financial statement schedules of Advance Auto Parts, Inc. and subsidiaries and the effectiveness of Advance Auto Parts, Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Advance Auto Parts, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

February 28, 2012